SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 22,
1996



                       PREMARK INTERNATIONAL, INC.
          (Exact name of registrant as specified in its charter)



    Delaware              1-19256              36-3461320
 (State or other         (Commission       (IRS Employer
 jurisdiction of         File Number)      Identification No.)
 Incorporation)


      1717 Deerfield Road, Deerfield, Illinois           60015
  (Address of principal executive offices)       (Zip Code)


                            (847) 405-6000
           (Registrant's telephone number, including area code)

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Item 5.  Other Events

    On May 31, 1996 the Registrant distributed to holders of shares of common stock of the Registrant all outstanding shares of common stock of Tupperware Corporation. As a consequence of the Distribution, the 401(k) plan sponsored by the Registrant ("Registrant's 401(k)") held approximately 3.5 million shares of common stock of Tupperware Corporation and the 401(k) plan sponsored by Tupperware Corporation ("Tupperware's 401(k)") held approximately 800,000 shares of common stock of the Registrant. The trustee of each such plan proceeded with an orderly sale, in the case of the Registrant's 401(k), of such Tupperware Corporation common stock and, in the case of Tupperware's 401(k), of such Premark International, Inc. common stock, using the proceeds thereof to purchase the common stock of the company sponsoring the plan. On November 22, 1996 the trustee of the Registrant's 401(k) completed the sale of Tupperware Corporation common stock, and on November 25, 1996 the trustee had completed use of proceeds thereof to purchase the Registrant's common stock.


                        SIGNATURE


         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.



                             PREMARK INTERNATIONAL, INC.




Dated:  November 27, 1996    By    /s/ JOHN M. COSTIGAN
                               Name:  John M. Costigan
                               Title: Senior Vice President,
                                      General Counsel and
                                      Secretary

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